UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2007

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 19, 2007 and July 20, 2007, the Registrant entered into the material agreements described under Item 3.02 below which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

On July 19, 2007 the Registrant agreed to issue to Universal Capital Management, Inc. 650,000 shares of the Registrant’s common stock and a warrant to purchase up to 500,000 shares of the Registrant’s common stock at an exercise price of $1.00 per share in exchange for strategic planning, investment banking, consultation, and investor relations services as well as managerial assistance to be rendered during the period from the date of the agreement through June 30, 2008.

The issuance was made in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933.

On July 20, 2007, in an unrelated transaction, the Registrant entered into an agreement with Ricardo Salas for the purchase of (i) a $100,000 promissory note (the “Note”) and (ii) warrants (the “Warrants”) to purchase up to 50,000 shares of the Registrant’s common stock (the “Financing”).  Mr. Salas paid the $100,000 purchase price for the Note and Warrants in cash.  The Registrant anticipates that the proceeds of the Financing, net of transaction expenses, will be used for general corporate purposes.  The Note matures on July 20, 2008 and bears interest at 14% per annum.

The Warrants have an exercise price of $1.00 per share.  The Warrants are subject to a full ratchet price protection for the five-year life of the Warrants.

Repayment of the Note is guaranteed by Scott R. Oglum, Chief Executive Officer of the Registrant, and the Guaranty is secured by a pledge by Mr. Oglum of 904,568 shares of the Registrant’s common stock which he owns.

In connection with the Financing, the Registrant is obligated to pay a fee of $7,000 and to deliver a warrant to purchase 7,000 shares of the Registrant’s common stock at an exercise price of $1.00 per share to Carlin Capital Management, LLC (“Carlin”).

Registrant anticipates entering into a transaction proportional to the terms of the Financing with two to four additional investors introduced to the Registrant by Carlin (and for which an additional, proportional fee will be payable to Carlin) for an aggregate additional purchase price of $300,000, but there is no assurance that the Registrant will succeed in completing these transactions.

As a result of the Financing, existing warrants issued by the Registrant to a third party which entitle the holder to purchase up to 1,020,600 shares of Registrant’s common stock at an exercise price of $1.10 per share have been automatically converted into the right to purchase up to 1,122,660 shares of Registrant’s common stock at an exercise price of $1.00 per share.

The Financing was made in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933.

Item 5.01  Changes in Control of Registrant

As a result of the pledge of securities by Mr. Oglum to Mr. Salas, and the anticipated pledge of securities to the additional investors referred to above, a default by the Registrant with respect to the Salas note and the notes anticipated to be issued to the additional investors, could result in a change in control of the Registrant upon execution of the pledged securities.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Number	Description of Document

10.1	Letter dated July 17, 2007 addressed to Theater Xtreme Entertainment Group, Inc. from Richard Salas

10.2	Promissory Note dated July 20, 2007 made
by Theater Xtreme Entertainment Group, Inc. and payable to the order of Richard Salas in the amount of One Hundred Thousand Dollars ($100,000)

10.3
Common Stock Purchase Warrant dated July 20, 2007 for the purchase of up to 50,000 shares of common stock of Theater Xtreme Entertainment Group, Inc. at an exercise price of One Dollar ($1.00) per share

10.4	Guaranty and Pledge Agreement dated July 20, 2007 by and between Scott Oglum and Ricardo Salas with respect to the pledge of 904,568 shares of common stock of the Company.

10.5	Management Services Agreement dated July 1, 2007 by and between Universal Capital Management, Inc. and the Registrant.

10.6
Common Stock Purchase Warrant dated July 19, 2007 for the purchase of up to 500,000 shares of common stock of Theater Xtreme Entertainment Group, Inc. at an exercise price of One Dollar ($1.00) per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

July 24, 2007	By:	/s/ Scott R. Oglum
	Name:	Scott R. Oglum
	Title:	Chief Executive Officer